EXHIBIT 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
West Pointe Bancorp, Inc.
Belleville, Illinois
Re: Registration Statement
     We consent to the inclusion in this registration statement on Form S-4 of our report dated March 17, 2006, on the financial statements of West Pointe Bancorp, Inc. and to the references to our firm under captions “Experts.”

/s/ Crowe Chizek and Company LLC

Indianapolis, Indiana May 24, 2006